Exhibit 99.1

Greg Parker Investor Relations 210/220-5632 or Renee Sabel Media Relations 210/220-5416

FOR IMMEDIATE RELEASE

FEBRUARY 12, 2013

CULLEN/FROST ANNOUNCES PRICING OF

$150 MILLION PREFERRED STOCK OFFERING AND

ENTRY INTO ACCELERATED SHARE REPURCHASE AGREEMENT

SAN ANTONIO – Cullen/Frost Bankers, Inc. (NYSE: CFR) (“Cullen/Frost”) today announced the pricing of a public offering of 6,000,000 shares, or $150 million in aggregate liquidation preference, of its 5.375% non-cumulative perpetual preferred stock, Series A, which qualifies as Tier 1 capital. The preferred stock has a liquidation preference of $25 per share. The offering is expected to close on February 15, 2013, subject to customary closing conditions.

Morgan Stanley, Goldman, Sachs & Co. and UBS Investment Bank are the joint-book running managers for the offering.

The net proceeds from the issuance and sale of the preferred stock, after deducting underwriting discount and commissions, and the payment of estimated expenses, will be approximately $144.5 million. Cullen/Frost intends to use the net proceeds from the offering to repurchase $144.0 million of shares of its common stock pursuant to an accelerated share repurchase (“ASR”) agreement it has entered into today with Goldman, Sachs & Co. Under the terms of the ASR agreement, Cullen/Frost will pay $144.0 million to Goldman, Sachs & Co. on February 15, 2013 and in exchange will receive shares of its common stock, with the substantial majority of shares expected to be delivered on February 15, 2013 and any additional shares expected to be delivered upon completion of the program. The total number of shares that Cullen/Frost will receive and the total consideration paid ultimately will be determined based on the volume-weighted daily average price of its common stock during the repurchase program.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus.

The offering is being made only by means of a prospectus supplement and accompanying base prospectus. Cullen/Frost has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the prospectus supplement and base prospectus in that registration statement and other documents Cullen/Frost has filed or will file with the SEC for more complete information about Cullen/Frost and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained by contacting Morgan

Stanley & Co. LLC (Attention Prospectus Department, 180 Varick Street, New York, NY 10014, or by email at prospectus@morganstanley.com); Goldman, Sachs & Co. (Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com); and UBS Securities LLC (299 Park Avenue, New York, NY 10171, Attention: Prospectus Specialist, telephone: 877-827-6444, ext. 561 3884).

About Cullen/Frost Bankers, Inc.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $23.1 billion in assets at December 31, 2012. Among the top 50 largest U.S. banks and one of 24 banks included in the KBW Bank Index, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in the corporation’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include the factors described in our Annual Report on Form 10-K for the year ended December 31, 2012.

Forward-looking statements speak only as of the date on which such statements are made. The corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.